Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-17659, No. 333-118356, No. 333-118355) and on Form S-3 (No. 333-119727) of Moscow CableCom Corp. (formerly known as Andersen Group, Inc.) of our report dated March 31, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  ZAO PricewaterhouseCoopers Audit

Moscow, Russian Federation

March 31, 2005